UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant                 ☒

Filed by a party other than the registrant         ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Under Section 240.14a-12

PEOPLES EDUCATIONAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, NJ 07663

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 10, 2011

Notice is hereby given that an Annual Meeting of Stockholders of Peoples Educational Holdings, Inc. (the “Company”) will be held at the Company’s offices, 299 Market Street, Saddle Brook, NJ 07663, on Thursday, February 10, 2011 at 9:00 A.M. Eastern Standard Time.  At the meeting, stockholders will act on the following matters:

•	Proposal 1: Election of eight directors to serve for a term of one year expiring at the next annual meeting of stockholders;

•	Proposal 2: Advisory vote on the compensation of our named executive officers;

•	Proposal 3: Advisory vote on the frequency of a vote on executive compensation;

•	Proposal 4: Approval and ratification of the selection of independent registered public accountants;

•	Proposal 5: Approval of amendments to the Company’s 2009 Stock Plan to, among other things, increase the number of shares authorized for issuance under the Plan; and

•	Consideration of such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 17, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ John C. Bergstrom
John C. Bergstrom
Secretary

Saddle Brook, New Jersey
January 10, 2011

To ensure your representation at the Annual Meeting, please sign, date, and return the enclosed proxy card whether or not you expect to attend in person.  Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on February 10, 2011:

This Proxy Statement and our Annual Report on Form 10-K/A
for the fiscal year ended May 31, 2010 are available on the internet at:
http://peoplesed.investorroom.com

Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, NJ 07663

PROXY STATEMENT
Annual Meeting of Stockholders
February 10, 2011

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Peoples Educational Holdings, Inc., a Delaware corporation (the “Company”), of proxies for an Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 299 Market Street, Saddle Brook, NJ 07663, on Thursday, February 10, 2011 at 9:00 A.M. Eastern Standard Time, or any adjournment or adjournments thereof.

This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about January 10, 2011.  An annual report containing the Company’s consolidated balance sheets as of May 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended May 31, 2010 and 2009, is being mailed to stockholders with this Proxy Statement.  Stockholders are urged to review the financial statements as they contain important information.

The total number of shares outstanding and entitled to vote at the Annual Meeting as of December 17, 2010 consists of 4,465,202 shares of common stock.  Each share of common stock is entitled to one vote and there is no cumulative voting.  Only stockholders of record at the close of business on December 17, 2010 will be entitled to vote at the Annual Meeting.

Shares represented by proxies properly signed, dated, and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein.  If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted as follows:

•	Proposal 1: FOR each of the director nominees,
•	Proposal 2: FOR the advisory approval of executive compensation,
•	Proposal 3: To hold an advisory vote on executive compensation once every THREE years,
•	Proposal 4: FOR the ratification of the selection of the independent registered public accountants,
•	Proposal 5: FOR approval of the amendments to the Company’s 2009 Stock Plan, and
•	At the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.  Directors are elected by a plurality of the votes and the eight nominees with the greatest number of votes will be elected.  With respect to Proposal 3, the frequency receiving the greatest number of votes will be deemed to be the frequency selected by stockholders.  Any other item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business.  The votes on Proposal 2 and Proposal 3 are non-binding.  Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to stockholders.  Consequently, abstentions will have the same effect as a negative vote, except in the election of directors and in the vote on Proposal 3, where abstentions or “withhold authority” will not have any effect.  If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote on that item of business and, therefore, will have no effect on the outcome of the vote.

Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Board of Directors of the Company is currently composed of eight members, all of whom are nominees for election at the Annual Meeting.  It is the recommendation of the Board of Directors that the eight nominees named below be reelected as directors, to serve as directors until the next Annual Meeting of Stockholders and until their successors shall be duly elected as directors.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the eight nominees named below.  The Company believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the proxies will be voted for any substitute nominee who may be designated by the Board of Directors.

The eight nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the nominees named below.

Nominees for Election at the Annual Meeting

The names and ages of the nominees, and their principal occupations and tenure as directors are set forth below, based upon information furnished to the Company by the nominees.

Name and Age	Principal Occupation	Director Since

G. Thomas Ahern (52) (1)
CEO since 2007 of Coughlan Companies and Capstone Publishers, a premier publisher of children’s books and online interactive content through their imprints: Capstone Press, Compass Point Books, Picture Window Books, Stone Arch Books and Heinemann Raintree. Mr. Ahern has more than 20 years of executive management, technology and sales experience. Prior to joining Coughlan Companies, he served as CEO of SwiftKnowledge, a web-based business intelligence software company from 2002 to 2007. He also was Executive Vice President, Sales and Marketing for PLATO Learning, a highly successful educational software company based in Bloomington, MN, from 1990 to 2001. Mr. Ahern is a graduate of Northwestern University with a BA in Communications.

Areas of relevant experience:  educational publishing and sales; executive management.

2006
Brian T. Beckwith (54)
President and Chief Executive Officer of the Company since December 2001. Mr. Beckwith has more than 25 years of publishing industry experience, including positions in market research, consumer marketing, operations, business development, and general management. Prior to joining the Company, he was a principal in Beckwith & Associates, a publishing advisory firm specializing in start-ups, acquisitions, and Internet business development. From 1998 to 2000, he was President and Chief Operating Officer of Grolier, Inc., a $450 million publisher and direct marketer of children’s books and other educational products. From 1991 to 1997, Mr. Beckwith served in various senior management positions with K-III (Primedia) including President and Chief Executive Officer of the Special Interest Magazine Group. Mr. Beckwith has also held management positions with News Corporation, CBS Magazines, and Ziff-Davis Publishing. He holds a B.A. summa cum laude from New England College and an M.B.A. from Fordham University’s Graduate School of Business.

Areas of relevant experience:  educational publishing and sales; executive management; detailed knowledge of the Company from services as President and Chief Executive Officer.
2001

Name and Age	Principal Occupation	Director Since

John C. Bergstrom (50) (1) (2) (3)	He has been a partner in RiverPoint Investments, Inc., a St. Paul, MN-based business and financial advisory firm since 1995. Mr. Bergstrom is also a director of The Dolan Company. (NYSE:DM), Znomics, Inc. (OTC:ZNOM), Tecmark, Inc., Instrumental, Inc., JobDig, Inc., Creative Publishing Solutions, Inc., and Cramer LLC. Mr. Bergstrom is a graduate of Gustavus Adolphus College, B.A., and the University of Minnesota, M.B.A. Areas of relevant experience: capital markets; financial reporting, accounting and controls; corporate governance.	1998
Richard J. Casabonne (65) (3)	Founder and President of Casabonne Associates, Inc., an educational research, strategy, and development firm, since 1972. From October 2003 to May 2004, he served as Chief Executive Officer of TestU, an instructional assessment company based in New York City. From July 2001 to April 2002, Mr. Casabonne also served as the President of the Education and Training Group of Leapfrog Enterprises, Inc. where he also served as a director. He is a past President of AEP (The Association of Educational Publishers). Areas of relevant experience: educational publishing; branding and marketing.	2002

Anton J. Christianson (58) (2) (3)
Chairman of Cherry Tree Companies, a firm involved in investment management, investment banking, and wealth management, since 1980.  Mr. Christianson controls Adam Smith Companies, LLC, Adam Smith Management, LLC, Adam Smith Fund, LLC, and Adam Smith Growth Partners, LP, which are affiliates of Cherry Tree Companies and investors in Peoples Educational Holdings, Inc.  He serves as a director of AmeriPride Services, Inc., The Dolan Company (NYSE:DM), Titan Machinery, Inc. (NASDAQ: TITN), Arctic Cat, Inc. (NASDAQ: ACAT), and Znomics, Inc. (NASDAQ: ZNOM).  Mr. Christianson also served as a director of Capella Education Company (NASDAQ: CPLA) from 1993 to 2006 and Fair Isaac Corporation (NYSE: FICO) from 1999 to 2009.  Mr. Christianson is a graduate of St. John’s University, Collegeville, Minnesota, and earned an M.B.A. from Harvard Business School

Areas of relevant experience:  capital markets; corporate finance; mergers and acquisitions; corporate governance.
		1998

Name and Age	Principal Occupation	Director Since

James P. Dolan (61) (1) (2)
Since 1992, he has been Chairman, President and Chief Executive Officer and founder of The Dolan Company, (NYSE:DM) Minneapolis, a specialized business services and information company that publishes daily and weekly business newspapers in 21 U.S. markets and operates a number of services businesses including National Default Exchange, a leading provider of mortgage default processing services to the foreclosure bar; DiscoverReady, a leading provider of electronic discovery services to large companies and their legal counsel; and Counsel Press, the nation’s largest appellate legal services provider. From 1989 to 1993, he was Executive Vice President of the Jordan Group, New York City, an investment bank specializing in media. He previously held executive positions with News Corporation in New York, Sun-Times Company of Chicago, and Centel Corp., Chicago, and was an award-winning reporter and editor at newspapers in San Antonio, New York, Chicago, Sydney, and London. He serves as a director of several private companies and is a journalism graduate of the University of Oklahoma.

Areas of relevant experience:  publishing; internet-based delivery of publications; corporate finance; mergers and acquisitions; corporate governance.

1999
Diane M. Miller (58)
Co-founder and has served as Executive Vice President of the Company since 1989, and Chief Creative Officer since 2005. Her educational publishing experience encompasses general management, technology and print product development, strategic planning, market research, writing, curriculum development, editorial, marketing, production, and professional development. Prior to forming the Company, Ms. Miller was publisher of Globe Books, a remedial, supplementary educational publisher owned by Simon and Schuster. Prior to joining Globe Books, she was Senior Editor of Reading for Harcourt Brace Jovanovich. Ms. Miller has classroom and research experience, as well, and is a graduate with honors of Centre College of Kentucky.

Areas of relevant experience:  educational publishing; creation of content; detailed knowledge of the Company from role as co-founder and long-term service as Executive Vice President.
1998

Name and Age	Principal Occupation	Director Since

James J. Peoples (73)
Co-founder, Chairman and Senior Advisor to the Company.  Mr. Peoples served as the Company’s President and CEO from 1989 until 2001 and remains Chairman of the Board.  He has over 40 years of experience in schoolbook publishing, including positions in sales, sales management, corporate staff assignments, and general management. Prior to forming PE, Mr. Peoples was President of the Prentice Hall School Group for seven years and served three years as Group President of the $350 million Simon and Schuster Educational Group. Mr. Peoples is a graduate of Oregon State University.

Areas of relevant experience:  educational publishing; sales, sales management and marketing; detailed knowledge of the Company from role as co-founder and previous long-term service as President. and Chief Executive Officer.
1998
_________________

(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee
(3)   Member of the Governance Committee

Independent Directors; Board Committees; Meetings

The Board of Directors of the Company has determined that Messrs. Ahern, Bergstrom, Casabonne, Christianson, and Dolan are “independent” directors, as that term is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Governance Committee, the duties and activities of which are described in greater detail below.  Each of the committees operates under a written charter adopted by the Board, which are posted on the Company’s Web site at www.peopleseducation.com under the caption “Investor Relations.”

The Board of Directors met five times during fiscal 2010.  Each director attended 75% or more of the meetings of the Board of Directors and any committee on which he served.    The Company encourages members of the Board of Directors to attend the Annual Meeting of Stockholders.  All eight members of the Board of Directors attended the Annual Meeting of Stockholders in January 2010.

Audit Committee.  The Audit Committee, which met four times during fiscal 2010, is currently composed of Messrs. Ahern, Bergstrom (Chair), and Dolan.  All members of the Audit Committee are “independent,” as independence for audit committee members is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The Company’s Board of Directors has determined that Mr. Bergstrom is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The duties of the Audit Committee include (i) selecting the Company’s independent auditors; (ii) reviewing and evaluating significant matters relating to the audit and internal controls of the Company; (iii) reviewing the scope and results of the audits by, and the recommendations of, the Company’s independent auditors; and (iv) pre-approving all audit and permissible non-audit services provided by the Company’s independent auditors.  The Audit Committee also reviews the audited consolidated financial statements of the Company and meets prior to public release of quarterly and annual financial information and prior to filing of the Company’s quarterly and annual reports containing financial statements with the Securities and Exchange Commission.  A report of the Audit Committee is contained in this Proxy Statement.

Compensation Committee.  The Compensation Committee, which met four times during fiscal 2010, is currently composed of Messrs. Bergstrom (Chair), Christianson, and Dolan.  All members of the Compensation Committee are independent directors as defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, stock options, and benefits of officers and employees.

Governance Committee.  The Governance Committee, which met three times during fiscal 2010, is currently composed of Messrs. Bergstrom, Casabonne, and Christianson (Chair).  All members of the Governance Committee are independent directors as defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company.  The primary recurring duties and responsibilities of the Governance Committee include (i) reviewing and recommending to the Board corporate governance policies and procedures; (ii) reviewing the Company’s Code of Conduct and compliance therewith; (iii) identifying and recommending to the Board of Directors candidates for election as directors; and (iv) evaluating the Board of Directors.

The Governance Committee identifies director candidates primarily by considering recommendations made by directors, management, and stockholders.  The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses.  The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement.  Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, and experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership.  The Board does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole.  The criteria applied by the Board in the selection of director candidates are the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders.  Stockholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

Communications with the Board of Directors

If you would like to contact the Board or any director or committee of the Board, you can send an e-mail to mdemarco@peoplesed.com, or write to the Company, c/o Secretary, 299 Market Street, Saddle Brook, New Jersey 07663.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable director or committee on a periodic basis.

Compensation of Non-Management Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. For 2010, each non-management member of the Board of Directors received on a quarterly basis $3,090 for services as a director, plus $515 for each committee on which they served, plus an additional $515 for each committee of which they were the chair. Mr. Peoples received an addition $1,030 per quarter for his duties as the Board of Directors Chairman. Mr. Bergstrom received an additional $5,000 per quarter for his services on the audit and compensation committee. Non-employee directors were also reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, each non-employee director receives nonqualified options to purchase our common stock at an option price equal to the fair market value of our common stock on the date that the option is granted. The options are exercisable in annual increments of 25% each over a four-year period during the term of the options, which was five years. On April 12, 2010, non-management directors were granted 2,000 stock options under the terms described above at a strike price of $1.59.

In calendar year 2009, options previously granted to Messrs. Christianson (5,000), Bergstrom (5,000) and Dolan (37,500) expired and on October 14, 2009. Messrs. Christianson, Bergstrom and Dolan were issued new options in the amounts noted above, at a strike price of $3.00.

The following table shows compensation information for our non-management directors for fiscal year 2010:

Non-Management Director Compensation for the Fiscal Year Ended May 31, 2010

	Fees Earned
	or	Option		All Other
	Paid in Cash	Awards		Compensation		Total
G. Thomas Ahern	$14,420	$2,750	(a)	$-		$17,170
John C. Bergstrom	$42,660	$3,275	(a)	$-		$45,935
Richard J. Casabonne	$14,420	$2,750	(a)	$40,000	(b)	$57,170
Anton J. Christianson	$18,540	$3,275	(a)	$-		$21,815
James P. Dolan	$16,480	$6,686	(a)	$-		$23,166
James J. Peoples	$16,480	$1,829	(a)	$40,000	(c)	$58,309

(a)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2010 in accordance with ASC 718, unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note 8 to the Consolidated Financial Statements for the fiscal year ended May 31, 2010.

(b)	Mr. Casabonne received an additional $10,000 per quarter for his services related to marketing and product development.

(c)	Mr. Peoples received an additional $10,000 per quarter for his services related to business development.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows, for fiscal 2010 and 2009, the compensation earned by or awarded to Brian T. Beckwith, the Company’s Chief Executive Officer and President; Michael L. DeMarco, the Company’s Executive Vice President and Chief Financial Officer; and Diane M. Miller, Executive Vice President and Chief Creative Officer, the only other executive officer of the Company (collectively with Mr. Beckwith and Mr. DeMarco, the “Named Executives”).

Summary Compensation Table for Fiscal Year Ended May 31, 2010 and 2009

			Non-Equity
			Incentitive	(a)	(b)
			Plan	Option	All Other
Name and Principal Position	Year	Salary	Compensation	Awards	Compensation	Total

Brian T. Beckwith	2010	$320,800	$-	$11,668	$2,160	$334,628
President and Chief Executive Officer	2009	$310,800	$-	$6,086	$2,160	$319,046

Michael L. DeMarco	2010	$212,200	$-	$6,154	$1,440	$219,794
Executive Vice President and	2009	$207,200	$-	$3,043	$831	$211,074
Chief Financial Officer

Diane M. Miller	2010	$185,000	$-	$4,894	$9,195	$199,089
Executive Vice President and	2009	$172,774	$-	$3,043	$9,195	$185,012
Chief Creative Officer

(a)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2010 and 2009 in accordance with ASC 718, unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note 8 to the Consolidated Financial Statements for the fiscal year ended May 31, 2010.

(b)
The named executives receive a car allowance and the non-business portion of this allowance is included as taxable income to the named executive. In addition, the Company provided supplemental life insurance to Ms. Miller. The policy premium of $1,995 for both 2010 and 2009 was taxable income to Ms. Miller.

Outstanding Equity Awards at May 31, 2010

The following table provides a summary of equity awards outstanding for each of the Named Executives as of the end of fiscal 2010:

	Option Awards
	Number of Securities
	Underlying			Option
	Unexercised Options			Exercise	Option
	(#)	(#)		Price	Expiration
Named Executive	Exercisable	Unexercisable		($)	Date
Brian T. Beckwith	4,250	12,750	(1)	$1.96	8/20/2014
President and	15,000	5,000	(2)	$3.05	4/10/2013
Chief Executive Officer	48,000	-		$4.50	7/30/2012
	125,000	-		$3.00	1/1/2012
	125,000	-		$3.00	12/18/2011
	10,000	-		$5.20	10/3/2010

Michael L. DeMarco	2,000	6,000	(3)	$1.96	8/20/2014
Executive Vice President and	-	12,000	(4)	$3.00	10/14/2014
Chief Financial Officer	15,000	-		$3.60	6/23/2013
	7,500	2,500	(5)	$3.05	4/10/2013
	30,000	-		$3.00	5/17/2012
	10,000	-		$3.50	12/29/2010
	5,000	-		$5.20	10/3/2010
	2,000	-		$3.00	12/21/2009

Diane M. Miller	2,000	6,000	(3)	$1.96	8/20/2014
Executive Vice President and	7,500	2,500	(5)	$3.05	4/10/2013
Chief Creative Officer	75,000	-		$3.00	10/26/2011
	5,000	-		$5.20	10/3/2010

(1)	Becomes exercisable with respect to 4,250 shares on each August 20, 2010, 2011, and 2012
(2)	Becomes exercisable with respect to 5,000 shares on April 10, 2011
(3)	Becomes exercisable with respect to 2,000 shares on each August 20, 2010, 2011 and 2012
(4)	Becomes exercisable with respect to 4,000 shares on each June 15, 2010, 2011, 2012 and 2013
(5)	Becomes exercisable with respect to 2,500 shares on April 10, 2011

Potential Payments Upon Termination

Brian T. Beckwith, our President and Chief Executive Officer, entered into an employment agreement in 2001, which was amended in July 2004. The agreement, as amended, provides for a term ending in December 2008 with automatic renewals thereafter from year to year unless terminated by either party by 180 days’ prior notice before the end of each contract year. Pursuant to these arrangements, the term of the agreement has been extended to December 2011. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Mr. Beckwith ceases to be employed. In consideration for these covenants, Mr. Beckwith will receive on a monthly basis, 60% of his monthly salary in effect at the time his employment ceased. If Mr. Beckwith is terminated by the Company without cause, or if Mr. Beckwith resigns for good reason, Mr. Beckwith is entitled to 18 months of severance at his then-current annual salary. If we provide Mr. Beckwith notice of non-renewal, Mr. Beckwith is entitled to 12 months of severance at his then-current annual salary. The agreement also provides for, under certain circumstances, our repurchase right and Mr. Beckwith’s put right to the Company with respect to Company stock owned by Mr. Beckwith, following termination of his employment, which he has acquired upon exercise of stock options and held for at least one year.

Michael L. DeMarco, our Executive Vice President and Chief Financial Officer, entered into an employment agreement in May 2002, which was most recently amended in June 2007. The agreement, as amended, provides for a term ending in May 2008, with automatic renewals thereafter from year to year unless terminated by either party by 180 days’ prior notice before the end of each contract year. Pursuant to these arrangements, the term of the agreement has been extended to May 2011. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Mr. DeMarco ceases to be employed by the Company. In consideration for these covenants, Mr. DeMarco will receive on a monthly basis, 60% of his monthly salary in effect at the time his employment ceased. If Mr. DeMarco is terminated without cause or resigns for good reason, Mr. DeMarco is entitled to 12 months salary as severance at his then-current annual salary.

Diane M. Miller, our Executive Vice President and Chief Creative Officer, entered into an employment agreement in 1990, which was amended and restated in November 2004. The agreement provides for a term ending in November 2007, with automatic renewals thereafter for successive one-year periods unless terminated by either party at least 180 days prior to the end of the contract year. Pursuant to these arrangements, the term of the agreement has been extended to November 2011. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Ms. Miller ceases to be employed. In consideration for these covenants, Ms. Miller will receive on a monthly basis, 60% of her monthly salary in effect at the time her employment ceased. If Ms. Miller is terminated without cause or if Ms. Miller resigns for good reason, Ms. Miller is entitled to 12 months of severance at the rate in effect at the time her employment ceased. We have a right of first refusal with respect to any share transfers of Company stock by Ms. Miller to a competitor.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recently enacted legislation, the Company is providing stockholders the opportunity to endorse or not endorse the compensation of the Named Executives, as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).

The Board of Directors has provided compensation programs for the Named Executives that it believes are competitive with the market and align with stockholders’ interests over short-, medium- and long-term time horizons.  The compensation programs consist of base salary, the opportunity to receive cash incentives based on annual performance, and stock options, which provide long-term incentives and rewards.  Additional information is presented in this Proxy Statement under the caption “Compensation of Executive Officers.”

Stockholders will be asked to vote on the following resolution:

“Resolved, that the stockholders approve the compensation of the Named Executives as disclosed in the Summary Compensation Table and the related tabular and narrative disclosures in this Proxy Statement.”

The vote on this proposal is an advisory vote, and is not binding on the Company.  Although the vote is non-binding, the Board of Directors and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for the Named Executives.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for approval of this proposal.

The Board of Directors recommends that stockholders vote FOR Proposal 2.

PROPOSAL 3
ADVISORY VOTE ON FREQUENCY OF
VOTE ON EXECUTIVE COMPENSATION

In accordance with the recently enacted legislation, the Company is providing stockholders the opportunity to inform the Company whether the advisory Say-on-Pay vote should occur every one, two or three years.  Stockholders have the option to vote for any one of the three options, or to abstain on the matter.

The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company.  The executive compensation program is intended to induce performance over a multi-year period, and a three-year cycle is consistent with these time horizons.  A three-year cycle is an appropriate frequency to provide the Board of Directors and the Compensation Committee sufficient time to consider stockholder input and implement any appropriate changes to our executive compensation strategies.  Stockholders who have concerns about executive compensation during the interval between Say-on-Pay votes are welcome to bring their concerns to the attention of the Board.

The vote on this proposal is an advisory vote, and is not binding on the Company.  Although the vote is non-binding, the Board of Directors will consider the outcome of the vote when making future decisions with respect to the frequency a vote on executive compensation.

The Board of Directors recommends that stockholders vote to hold an advisory vote on executive compensation once every THREE years.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information provided to the Company as to the beneficial ownership of our Common Stock as of December 17, 2010 by (i) the only stockholders known to the Company to hold 5% or more of such stock, (ii) each of the directors and the Named Executives set forth in the Summary Compensation Table, and (iii) directors and officers as a group.

Beneficial Owner	Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock
Anton J. Christianson (1)(2)	1,706,938	38.0%
NAP & CO – c/o Delaware State Pension Fund (3)	603,151	13.5%
James J. Peoples (1)(4)	576,581	12.9%
Dolphin Offshore Partners, Inc. (5)	361,887	8.1%
Diane M. Miller (1)(4)	339,516	7.5%
Brian T. Beckwith (1)(4)	360,804	7.5%
Michael L. DeMarco (1)	73,350	1.6%
John C. Bergstrom (1)	62,900	1.4%
James P. Dolan (1)	30,709	*
Richard J. Casabonne (1)	19,834	*
G. Thomas Ahern (1)	23,000	*
Directors and officers as a group (9 persons) (1)(2)	3,193,632	63.0%

* Less than 1%

(1)
Includes shares of Common Stock subject to outstanding stock options exercisable within 60 days as follows: Mr. Christianson, 21,084 shares; Mr. Peoples, 5,000 shares; Ms. Miller, 88,500 shares; Mr. Beckwith, 325,750 shares; Mr. DeMarco, 71,500 shares; Mr. Bergstrom, 21,084 shares; Mr. Dolan, 29,209 shares; Mr. Casabonne, 19,834 shares; Mr. Ahern, 19,000 shares; and all directors and officers as a group, 600,961 shares.

(2)
Mr. Christianson’s ownership includes ownership of 1,613,915 shares held by Adam Smith Growth Partners, 70,619 shares held by Adam Smith Fund, LLC and 1,320 shares held individually.  The managing member of Adam Smith Growth Partners is Adam Smith Companies, LLC. Mr. Christianson, as manager of Adam Smith Companies, LLC, has voting and investment powers with respect to the securities owned by Adam Smith Growth Partners. The managing member of Adam Smith Fund, LLC is Adam Smith Management, LLC, whose managing member is Adam Smith Companies, LLC. Mr. Christianson, as manager of Adam Smith Companies, LLC, has investment and voting powers with respect to the securities owned by Adam Smith Fund, LLC. Mr. Christianson, Adam Smith Companies, LLC, and Adam Smith Management, LLC disclaim beneficial ownership of the securities held by Adam Smith Growth Partners and Adam Smith Fund, LLC except to the extent of their pecuniary interest in such securities. The address of Mr. Christianson and each of the Adam Smith entities is 301 Carlson Parkway, Suite #103, Minnetonka, MN 55305.

(3)	The address of the Delaware State Pension Fund is 860 Silver Lake Boulevard, McArdle Building, Suite #1, Dover, DE 19904.

(4)	The address of Mr. Peoples, Ms. Miller and Mr. Beckwith is 299 Market Street, Saddle Brook, NJ 07663-5316.

(5)
The general partner of Dolphin Direct Equity Partners, L.P. is Dolphin Advisors, LLC, and the managing member of Dolphin Advisors, LLC is Dolphin Management, Inc. Peter E. Salas is the President and sole owner of Dolphin Management, Inc. and exercises voting and investment powers with respect to the securities owned by Dolphin Direct Equity Partners, L.P.  Dolphin Advisors, LLC, Dolphin Management, Inc. and Mr. Salas disclaim beneficial ownership of the securities owned by Dolphin Direct Equity Partners, L.P. except to the extent of their pecuniary interest in such securities. The address of Dolphin Direct Equity Partners, L.P. is c/o Dolphin Asset Management Corp., 129 East 17th Street, New York, NY 10003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2010, all required Section 16(a) filings applicable to its officers, directors and 10% stockholders were timely made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, currently comprised of G. Thomas Ahern, John C. Bergstrom, and James P. Dolan, is responsible for the review and approval of all transactions in which the Company was or is to be a participant and in which any executive officer, director, or director nominee of the Company, or any immediate family member of any such person, has or will have a direct or indirect material interest.  In addition, all transactions with related persons that come within the disclosures required by Item 404 of Regulation S-K must also be approved by the Audit Committee.  The policies and procedures regarding the approval of all such transactions with related persons have been approved at a meeting of the Audit Committee and are evidenced in the corporate records of the Company.

PROPOSAL 4
APPROVAL AND RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee appointed Rothstein Kass & Company P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2011.  Rothstein Kass & Company P.C. replaced McGladrey & Pullen, LLP as our outside auditing firm effective as of November 23, 2009.

The reports of McGladrey & Pullen, LLP on the financial statements of the Company for the fiscal years ended May 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the fiscal years ended May 31, 2009 and 2008, and through November 23, 2009, there were no disagreements between the Company and McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused McGladrey & Pullen, LLP to make reference thereto in its report on the financial statements for such fiscal years.  During the period described in the preceding sentence, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company did not, during the fiscal years ended May 31, 2009 and 2008, and through November 23, 2009, consult with Rothstein Kass & Company P.C. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

While stockholder approval of the selection of Rothstein Kass & Company P.C. is not required by law, our Board of Directors believes it is in the best interests of our stockholders to submit the matter for a vote on ratification at the Annual Meeting.  If the stockholders do not ratify the appointment of Rothstein Kass & Company P.C., the Audit Committee will reconsider its selection, but will have no obligation to terminate the appointment.

We do not anticipate that representatives of Rothstein Kass & Company P.C. or McGladrey & Pullen, LLP will be present at the Annual Meeting.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for approval of this proposal.

The Board of Directors recommends that stockholders vote FOR Proposal 4.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid to Auditors

In connection with the fiscal year ended May 31, 2010, Rothstein, Kass & Company, P.C. provided various audit and non-audit services to the Company and billed the Company for these services as follows:

(a)
Audit Fees.  Fees for audit services totaled approximately $80,000 in fiscal 2010 which included the fees for the annual audits and the unaudited November 30, 2009 and February 28, 2010 interim reviews of the Company’s quarterly reports on Form 10-Q.

(b)	Audit-Related Fees. There were no fees incurred for audit-related services in fiscal 2010.

(c)	Tax Fees. There were no fees incurred for tax services, including certain tax compliance assistance in fiscal 2010.

(d)	All Other Fees. There were no other services in fiscal 2010 provided by Rothstein, Kass & Company, P.C. not included in the above.

In connection with the fiscal years ended May 31, 2010 and May 31, 2009, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:

(a)
Audit Fees.  Fees for audit services totaled approximately $20,000 in fiscal 2010 and approximately $132,000 in fiscal 2009 including fees for the annual audits and the reviews of the Company’s quarterly reports on Form 10-Q.

(b)
Audit-Related Fees.  Fees for audit-related services totaled approximately $ 5,000 and $-0- for fiscal 2010 and fiscal 2009, respectively.  These services related to responding to technical and accounting questions and the related research, meetings with management and transition relating to the Company’s appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm.

(c)	Tax Fees. Fees for tax services, including certain tax compliance assistance, totaled $-0- for both fiscal 2010 and fiscal 2009.

(d)	All Other Fees. There were no other services provided by McGladrey & Pullen, LLP or RSM McGladrey, Inc., not included above, in either fiscal 2010 or fiscal 2009.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis.  All of the services provided by the independent registered public accounting firms during fiscal 2010 and fiscal 2009, including services related to Audit-Related Fees and Tax Fees have been approved by the Audit Committee under its pre-approval process.  The Audit Committee has considered whether the provision of services related to the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Rothstein, Kass & Company, P.C. and McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of either firm.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company consists of three directors:  G. Thomas Ahern, John C. Bergstrom, and James P. Dolan.  All members of the Audit Committee are “independent,” as independence for audit committee members is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s Web site at www.peopleseducation.com under the caption “Investor Relations.”

Management is responsible for the Company’s internal control and the financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee met and held discussions with management and the independent accountants.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls.  The Committee reviewed with the independent accountants their audit plan, audit scope, and identification of audit risks.  The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Company’s independent accountants also provided to the Committee the written disclosures required by PCAOB Rule 3526 (communication with Audit Committees concerning Independence), and the Committee discussed with the independent accountants that firm’s independence.

Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K/A for the year ended May 31, 2010 filed with the SEC.

Submitted by the Audit Committee
John C. Bergstrom (Chair), G. Thomas Ahern, and James P. Dolan

PROPOSAL 5
APPROVAL OF AMENDMENTS TO 2009 STOCK PLAN

The Peoples Educational Holdings, Inc. 2009 Stock Plan (the “2009 Plan”) was adopted by the Board of Directors on November 13, 2008, and approved by the stockholders on January 8, 2009.  Stockholders are requested in this Proposal 5 to approve (a) an increase in the number of shares reserved for issuance under the 2009 Plan, and (b) an increase in the maximum number of shares that may be awarded to an eligible participant in fiscal year 2011.

The amendments increase the number of shares reserved for issuance under the 2009 Plan by 1,000,000 shares.  The additional shares include approximately 713,000 shares that will be used to replace options granted under the Company’s 1998 Stock Plan (the “1998 Plan”) that are currently outstanding or have recently expired.  Upon implementation of the option replacement program, described below, the 1998 Plan will be terminated.  Accordingly, the net increase in the number of shares available for grant by the Company will be approximately 287,000.

Option Replacement Program

Our compensation program uses stock options to provide long-term incentives and rewards to our executives, other employees, and directors.  A number of stock options have recently expired or are scheduled to expire in 2011, 2012, and 2013.  Those options have exercise prices of $3.00 to $6.00 per share, which is significantly higher than the price at which our common stock currently trades.  The Board desires to have the ability to preserve the incentives inherent in those stock options by cancelling the options and granting replacement options having a new term of up to ten years.  Although the Board has not made a final determination regarding exercise prices, its current intent is that the replacement options will have exercise prices in the range of $2.00 to $3.00 per share, which is higher than current market prices.

Under the option replacement program, options for approximately 713,000 shares will be granted to replace options that have previously expired or will be cancelled.  The options that are to be replaced were granted under the 1998 Plan, the terms of which are substantially the same as the 2009 Plan.  Although the 1998 Plan remains in effect with respect to options currently outstanding, the Company’s ability to grant awards under the 1998 Plan expired in August 2008.  Therefore, when the existing options are cancelled or expire, the shares subject to those options will not be returned to the pool that is available for the grant of additional awards, and the 1998 Plan will be terminated.  The Company requests that stockholders approve an increase in the number of shares reserved for issuance under the 2009 Plan so that the Board can implement the option replacement program and continue its long-term incentive program.  In addition, the 2009 Plan limits the number of shares that may be awarded to an eligible participant in any fiscal year.  The number of options held by the Company’s Chief Executive Officer that will be included in the option replacement program exceeds this limit.  The Company therefore requests that stockholders approve an increase in the maximum number of shares that may be awarded to an eligible participant in fiscal year 2011.  In subsequent fiscal years, the maximum number will revert to the existing limit.

New Plan Benefits

As described below, the Board has authority to select the participants who will receive awards under the 2009 Plan and to determine the size and types of those awards.  If the proposed amendments to the 2009 Plan are approved by stockholders, the Board anticipates that replacement stock options will be granted as indicated in the table below.  The actual number of options granted to any person, however, may differ from the numbers set forth in the table.

New Plan Benefits
2009 Stock Plan

Name and Position	No. of Shares
Brian T. Beckwith, President and Chief Executive Officer	328,000
Michael L. DeMarco, Executive Vice President and Chief Financial Officer	70,000
Diane L. Miller, Executive Vice President and Chief Creative Officer	90,000
Current executive officers as a group (3 persons)	488,000
Current directors who are not executive officers, as a group (6 persons)	129,336
All employees, other than executive officers, as a group	95,500

The options to be replaced were granted under the 1998 Plan, which will be terminated upon implementation of the option replacement program.

Summary of the 2009 Plan

The 2009 Plan, as approved by the stockholders in 2009, provided for the issuance of up to 250,000 shares of common stock under the Plan. As of December 17, 2010, 209,800 shares were subject to outstanding options and only 40,200 shares (plus any shares that might in the future be returned to the 2009 Plan as a result of cancellations, expirations, or forfeitures of options or other awards) remained available for new stock options and awards under the 2009 Plan. In addition, as of December 17, 2010, 655,836 shares were subject to outstanding options under the 1998 Plan. As mentioned above, the Company’s ability to grant awards under 1998 Plan expired in August 2008. If this Proposal 5 is approved by stockholders, it is anticipated that the option replacement program will result in the cancellation of all options under the 1998 Plan and the termination of the 1998 Plan.

In December 2010, the Board of Directors adopted the amendments to the 2009 Plan that stockholders are requested to approve in this Proposal 5. Those amendments increased the number of shares reserved for issuance under the 2009 Plan from 250,000 shares to 1,250,000 shares of common stock. The amendments also increase the maximum number of shares that may be awarded to an eligible participant in fiscal year 2011 from 100,000 shares to 400,000 shares. This increase is needed to permit the replacement of options held by the Company’s Chief Executive Officer. For fiscal years after 2011, the maximum number of shares that may be awarded to an eligible participant will revert to 100,000 shares per fiscal year. The Board of Directors adopted these amendments to ensure that the Company can implement the option replacement program and continue to grant stock options and other stock awards at levels determined appropriate by the Board.

Purpose. The purpose of the 2009 Plan is to enable the Company and its subsidiaries to retain and attract executives, directors, consultants, and key employees who contribute to the Company’s success by their ability, ingenuity, and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

Eligibility and Administration. The 2009 Plan provides for the granting of stock options or restricted stock awards to officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company and its subsidiaries. Non-employee directors and selected consultants under contract to the Company are also eligible to be granted awards under the 2009 Plan.

The 2009 Plan is administered by the Board, or in its discretion, by a committee of not less than two directors. Administration of the 2009 Plan has currently been assigned to the Compensation Committee of the Board of Directors (the “Committee”), which is appointed by the Board. The term “Board” as used in this section refers to the Company’s Board of Directors or the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 2009 Plan, and adopt rules, regulations, and procedures with respect to the administration of the 2009 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 2009 Plan.

Awards Under the 2009 Plan

The 2009 Plan permits the granting of awards to executives, directors, consultants and key employees in the form of incentive stock options, non-qualified stock options and grants of restricted stock. Incentive stock options may be granted only to employees. Non-qualified stock options and restricted stock awards may be granted to non-employee directors and consultants as well as to employees. In the event that stock options or restricted stock awards are granted to members of the Committee, such options or awards must be granted by the Board of Directors.

Stock Options. Under the 2009 Plan, the Board may grant stock options that either qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”) or are “non-qualified stock options.” Stock options may be granted in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 2009 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board’s discretion, by tendering common stock of the Company. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee’s lifetime. Eligible persons will not pay any consideration to the Company in order to receive options, but will pay the exercise price upon exercise of an option.

Stock options may be exercised during varying periods of time after a participant’s termination of employment, depending upon the reason for the termination. Following a participant’s death or termination of employment by reason of disability, the participant’s stock options may be exercised by the legal representative of the estate or the optionee’s heir, or by the optionee, as applicable, for a period of twelve months or until the expiration of the stated term of the option, whichever is less. If the participant’s employment is terminated by reason of retirement or for any other reason, the participant’s stock options may be exercised for a period of three months or until the expiration of the stated term of the option, whichever is less. In the event of termination of employment by reason of disability or retirement, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a non-qualified stock option.

The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price of any stock option granted under the 2009 Plan may not be less than the fair market value of the common stock on the date the option is granted (or, in the case of an incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted).

Restricted Stock. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. Restricted stock awards may be granted to the Company’s employees, non-employee directors and consultants.

Restricted stock granted under the 2009 Plan will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant will have the right to vote the shares of restricted stock and to receive cash dividends. Unless and until any restrictions on the shares shall have lapsed, participants shall have no right to sell, transfer, pledge, or assign restricted stock awarded under the 2009 Plan. Notwithstanding the foregoing, all restrictions with respect to restricted stock will lapse ten (10) business days prior to the occurrence of a dissolution, merger, or other significant corporate change in the Company, as provided in the 2009 Plan. Except as otherwise provided in the award agreement, if the employment of a participant is terminated voluntarily by the participant or for Cause (as defined therein) by the Company, all restricted shares with respect to which restrictions have not lapsed will be forfeited by the participant. The Board may, in its sole discretion, waive such restrictions in the event of a participant’s death, total disability, retirement, or under special circumstances approved by the Board. If employment is terminated for any other reason, all remaining restrictions on the shares shall immediately lapse and complete beneficial ownership of the shares shall vest in the participant or, if applicable, his or her estate.

Limitation on Awards. The maximum number of shares that may be awarded to an eligible participant in any fiscal year is 100,000 shares (400,000 shares in fiscal 2011, if stockholders approve the amendments to the 2009 Plan).

Change in Control. Except as otherwise set forth in a stock option agreement or restricted stock award agreement, in the event of a change in control of the Company, all stock options and restricted stock awards will become vested and all restrictions will lapse, as applicable. The Board may, in order to maintain a grantee’s rights in the event of any change in control, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award.

Transferability. Unless otherwise determined by the Board, awards granted under the 2009 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Adjustments. In the event of a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affecting shares such that the Board determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2009 Plan, the Board will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2009 Plan, the number and type of shares subject to outstanding awards, and the exercise price of outstanding stock options and other awards.

Amendment and Termination. The 2009 Plan will remain in effect for a period ending on November 13, 2018, unless terminated earlier by the Board; provided that any awards granted before the termination of the 2009 Plan may extend beyond that date in accordance with their terms. The Board is permitted to amend the 2009 Plan or the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of such awards. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of The NASDAQ Stock Market.

Federal Income Tax Consequences

Incentive Stock Options. Options granted to employees under the 2009 Plan may be intended to qualify as incentive stock options under Section 422 of the Code. Under present law, the optionee recognizes no taxable income and the Company is not entitled to a deduction at the time an incentive stock option is granted. In addition, an optionee generally will not recognize taxable income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from death or a permanent and total disability). However, the amount by which the fair market value of the shares at the time of exercise exceeds the aggregate exercise price paid will be alternative minimum taxable income for purposes of applying the alternative minimum tax.

If the optionee exercises an incentive stock option and holds the shares acquired upon such exercise for a period ending on the later of two years after grant of the incentive stock option or one year after exercise of the option, any gain recognized upon the sale of the shares will be treated as capital gains. The Company is not entitled to any compensation expense deduction under these circumstances. However, if the applicable holding periods are not satisfied, then the disposition of such shares is treated as a “disqualifying disposition” and any gain recognized upon the disposition of such shares will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent that (i) the fair market value of such stock on the date of exercise, or (ii) the amount recognized on the disposition of the shares, whichever is less, exceeds the option exercise price. The balance of any gain or loss recognized on such a disqualifying disposition will be characterized as a capital gain or loss. The Company is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee as a result of the disqualifying disposition.

Nonqualified Stock Options. Nonqualified stock options granted under the 2009 Plan are not intended to and do not qualify for the tax treatment described above for incentive stock options. Under present law, an optionee generally will not recognize any taxable income at the time a nonqualified stock option is granted. Upon exercise of the option, the optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the aggregate exercise price. The amount recognized as ordinary income by the optionee will increase the optionee’s basis in the shares acquired upon the exercise of the nonqualified stock option. The Company is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee upon exercise of the nonqualified stock option. Upon the subsequent sale of shares by the optionee, any resulting gain or loss will generally be characterized as long-term or short-term capital gain or loss, depending upon the optionee’s holding period for such shares.

Restricted Stock. The grant of restricted stock should not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a “substantial risk of forfeiture” as intended by the Company. A participant who receives an award of restricted stock will recognize ordinary compensation income when the restrictions on such shares lapse, in an amount equal to the excess of the fair market value of such shares at the time the restrictions lapse over the amount, if any, paid for the shares. The Company is normally entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by a participant with respect to shares awarded pursuant to the 2009 Plan.

If the participant makes an election with respect to such shares under Section 83(b) of the Code, not later than 30 days after the date shares are transferred to the participant pursuant to such award, the participant will recognize ordinary income at the time of such transfer in an amount equal to the excess of the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such transfer over the amount, if any, paid for such shares.

Performance-Based Compensation

Awards (other than stock options) granted under the plan are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and will be based on one or more of the following objective performance measures:

•	net income or loss (either in the aggregate or on a per share basis);
•	operating profit;
•	EBITDA or adjusted EBITDA;
•	cash flow provided by operations (either in the aggregate or on a per share basis), or growth or rate of growth in cash flow;
•	free cash flow (either in the aggregate or on a per share basis);
•	gross revenues;
•	reductions in expense levels in each case, where applicable, determined either on a company-wide basis or in respect of any one or more business units;
•	operating and maintenance cost management and employee productivity;
•	stockholder returns (including return on assets, investments, equity, or gross sales);
•	growth or rate of growth in return measures;
•	share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);
•	net economic value, or economic value added;
•	aggregate product unit and pricing targets;
•
strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of business or operational goals such as market share and/or business development;
•	achievement of diversity objectives;
•	results of customer satisfaction surveys; or
•	debt ratings, debt leverage and debt service.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for approval of this proposal.

The Board of Directors recommends that stockholders vote FOR Proposal 5.

STOCKHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission (SEC) permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by corporate action in accordance with the proxy rules.  Stockholder proposals that are intended to be presented at the Company’s Annual Meeting in fiscal 2012 must be received by the Company no later than September 12, 2011 to be included in the proxy statement and form of proxy for that meeting.  The Company’s proxy for the Annual Meeting in fiscal 2012 may confer on the proxy holder discretionary authority to vote on any stockholder proposals that are intended to be presented at the Company’s Annual Meeting in fiscal 2012 that are received after November 26, 2011.

METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, and the cost of soliciting proxies relating to the meeting will be borne by the Company.  In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, electronic transmission or personal solicitation and no additional compensation will be paid to such individuals.  The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees, and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

OTHER MATTERS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting.  If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

A copy of the Company’s 2010 Annual Report to Stockholders is being mailed to you with this proxy statement.  The Annual Report includes, among other things, the consolidated balance sheet of the Company as of May 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended May 31, 2010 and 2009.  If you desire an additional copy of the Annual Report or a copy of our Annual Report on Form 10-K/A filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to the Chief Financial Officer, Peoples Educational Holdings, Inc., 299 Market Street, Saddle Brook, NJ 07663.  You may also access a copy of our Form 10-K/A on the SEC’s Web site at www.sec.gov.

By Order of the Board of Directors,

/s/ John C. Bergstrom
John C. Bergstrom
Secretary

Saddle Brook, New Jersey
January 10, 2011